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                                                                   EXHIBIT 10.34

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 15 day of July, 1999 ("Effective Date"), between Crow Family Holdings Industrial Limited Partnership ("Landlord") and the Tenant named below.

Tenant:                       Drug Emporium Inc. a Delaware corporation

Tenant's representative:      Chief Executive Officer and/or Director of Real
                              Estate

Address and phone no.:        155 Hidden Ravines Dr., Powell, Ohio 43065
                              Phone: (740) 548-7080

Premises:                     That portion of Building #10, containing
                              approximately 48,600 useable square feet, as determined by Landlord, as shown on Exhibit A, also described as 7643 National Turnpike, Louisville, Kentucky 40214.

Project:                      Louisville Industrial Center

Building:                     Building #10

Tenant's Proportionate
Share of Project:             2.35%

Tenant's Proportionate
Share of Building:            22.5%

Lease Term:                   Sixty (60) Months

Commencement Date:            See Exhibit B

Initial Monthly Base Rent:    $11,137.50 (Eleven Thousand One Hundred Thirty-
                              seven and 50/100 Dollars)

Initial Estimated Monthly     1.  Utilities                      $   -0-

Operating Expense Payments:
(estimates only and subject   2.  Common Area Charges:           $445.50
to adjustment to actual
costs and expenses according  3.  Taxes:                         $121.50
to the provisions of this
 Lease)                       4.  Insurance:                     $ 81.00
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                              5.  Drainage:                      $162.00


Initial Estimated Monthly                                        $810.00
                                                                  ------
Operating Expense Payments:

Initial Estimated Monthly
Operating Expense Payments:                                   $11,947.50

Security Deposit:                                                   $-0-

Broker:                       Steve A. Brandt, The Linder Company,
                              Cincinnati, Ohio
                              Sam Bick, The Trammell Crow Company

Addenda:
List of Exhibits:             Exhibit A      Site Plan

                              Exhibit B      Construction Agreement and
                                             Commencement Date Agreement

                              Exhibit C      Adjacent Premises - First Refusal

                              Exhibit D      Office Site Improvements

                              Exhibit E      Parking Area

                              Exhibit F-1    First Phase Tenant Improvements

                              Exhibit F-2    Second Phase Tenant Improvements

                              Exhibit F-3    Third Phase Tenant Improvements
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     1.   Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

     2. Acceptance of Premises. Subject only to Landlord completing the construction set forth on Exhibit B attached hereto, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10, its responsibilities under Exhibit B, and any punchlist items agreed to in writing by Landlord and Tenant.

     3. Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant inclusive of prescription medicines for use as its fulfillment center as operated by Drug Emporium or Drug Empormium.com for its e-commerce unit, general warehousing, distribution, and/or for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks (except for loading and unloading in the normal course of business) and other vehicles, is prohibited without Landlord's prior written consent. Except for the initial construction as contemplated by Exhibit B and for repairs that are Landlord's responsibility of
Section 10, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Notwithstanding the aforesaid, the Building, excluding the Premises but inclusive of the exteriors of the Premises and Common Areas, shall be in compliance with ADA or shall be put in compliance with ADA at Landlord's expense. Provided, however, such compliance shall be at Tenant's cost if it is required or a result of Tenant's specific use. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the

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Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant abandons the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. Landlord represents and warrants that all onsite and offsite improvements materially effecting the Premises, which are described on Exhibit D attached hereto, including traffic control devices will, as of the Commencement Date hereof, be installed and be functional.

     4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, except as set forth herein, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

     5.   Security Deposit.  Intentionally omitted.

     6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: utilities; maintenance repair and replacement (excluding capital items) of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent (10%) of

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Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. In addition, Operating Expenses shall include (i) Taxes (hereinafter defined) for each calendar year during the Lease term, and (ii) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease term, however, the costs of taxes and insurance shall not be included in calculating the administrative fee. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under this Lease, debt services under mortgages or ground rent under ground leases, costs of restoration, leasing commissions, or the costs of renovating space for tenants.

     If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. Tenant shall have the right, as provided below, on written notice to Landlord, to have Landlord's books and records relating to Additional Rent audited by a qualified professional selected by Tenant or by Tenant directly. All books and records necessary to accomplish any audit permitted under this Section shall be retained for sufficient time to allow the audit to take place, and shall be made available to the person conducting the audit at Landlord's office. Once each calendar year, Tenant may, in the form of a written notice to Landlord no later than One Hundred and Twenty (120) days from the date of Tenant's receipt of Landlords annual statement, contact Landlord or its property manager to schedule a mutually convenient time for Tenant, to conduct an audit of the Operating Expenses of the Premises at Landlord's property manager's office. In the event that Tenant does not timely provide such notice, Tenant shall conclusively be deemed to have waived its right to conduct such an audit. Prior to conducting the audit, Tenant or Tenant's representative agrees to enter into a Confidentiality Agreement with Landlord regarding the

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confidential use of information obtained from Landlord's books and records. The
Confidentiality Agreement which Tenant and Tenant's Accountant will execute shall be in the form reasonably acceptable to Landlord and Tenant. If such audit shall disclose an error in Landlord's calculation of Operating Expenses for the audited year in question and Landlord agrees with the audit's conclusions, Landlord shall pay such amount to Tenant within thirty (30) days. Any adjustment in the favor of Landlord shall be payable by Tenant to Landlord within thirty
(30) days. All reasonable costs of the audit, including those costs incurred by Landlord and its property manager, including but not limited to costs for photocopies of documents and labor charges for the property manager at the rate of One Hundred Fifty Dollars ($150.00) per hour devoted to such audit, shall be paid by Tenant unless the audit reveals that Operating Expenses overstated by five percent (5%) or more in the calendar year audited, in which case Landlord shall pay or reimburse Tenant for all costs of the audit. Landlord's and Tenant's rights and obligations under this Section shall survive the end of the Term. In no event shall costs of the audit, for Landlord or Tenant, exceed Five Hundred Dollars ($500.00). In the event Landlord and Tenant fail to agree on an adjustment, as set forth herein, then either party may request that the disputed items be submitted for arbitration before the American Arbitration Association to render an opinion as to whether or not the disputed item or items may be properly included in the Operating Expenses for such year as defined by the Lease and the opinion of the American Arbitration Association on this matter shall be conclusive and binding upon the parties hereto.

     7. Utilities. Landlord shall insure that existing utilities (including gas, water, sewer and electric) at the Building will be available for Tenant's use. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the abatement of rent, except if due to the negligence or willful act of Landlord and, in such event, only in an abatement equitable under the circumstances. Tenant agrees to limit use of water and sewer for normal restroom use.

     8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable

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hereunder. If any such tax or excise is levied or assessed directly against
Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

     9. Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which cases the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems necessary as a result of Tenant's use of the Premises.

     Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

     The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant

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resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, except if such, damage is caused in whole or in part, directly or indirectly, by the gross negligence of Landlord or its agents or employees.

     10. Landlord's Repairs. Landlord shall maintain, at its costs and expense, the roof, foundation, and exterior walls of the Building in good repair and condition, except for damages caused by the negligence of Tenant, its agents and contractors. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, except if said repairs are due to structural issues or due to the negligence of Landlord, its employees or agents. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance and repair to be paid in accordance with Section 6 hereof.

     In the event that Landlord, following written notice from Tenant, does not in a timely manner perform Landlord's repairs, Tenant shall have the right to perform same at Landlord's expense. Following completion of said repairs, Tenant shall submit the paid invoices to Landlord for reimbursement. In the event Landlord does not reimburse Tenant within (30) days of submittal, then Tenant shall have the right to deduct the amount of said invoice from rentals, but only after first obtaining a judgment against Landlord which is final and which remains unpaid for thirty (30) days.

     11. Tenant's Repairs. Subject to Landlord's obligation in Paragraph 10, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, unless due to structural matters which are Landlord's obligation. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord, notwithstanding the aforesaid, Landlord convenants that said mechanicals and H.V.A.C. systems are in working order at the commencement of the Lease Term. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises, provided Tenant elects to use said railroad selected. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within thirty (30) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

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     12.  Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written
  -----------------------
consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, not to be unreasonably withheld or delayed. In the event Landlord has not responded to Tenant's request within ten
(10) business days, Landlord's approval of Tenant's made alterations shall be deemed approved. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall obtain final lien waivers from all contractors and subcontractors with contracts exceeding One Thousand Dollars ($1,000.00). Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord's requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

     Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade
                                                                          -----
Fixtures") in the ordinary course of its business provided that such items do
- --------
not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

     13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall

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obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be sublet to Landlord's approval and conform in all respects to Landlord's requirements except as set forth in Exhibit B, Tenant shall submit to Landlord for its reasonable approval exterior sign criteria for both the Premises and for labeling of the docks, including Drug Emporium.com and Drug Emporium.

     14. Parking. Tenant shall be entitled to non-exclusive use of a parking area to accommodate up to thirty (30) vehicles in those areas designated for non-reserved parking as reflected on Exhibit E attached herein. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded, said allocation shall be done in a reasonable manner as determined by Landlord. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. In the event Tenant shall require additional parking, Landlord agrees to utilize commercially reasonable efforts to allocate to Tenant, at Tenant's cost and expense, additional parking to the extent available at such time.

     15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commerce doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

     16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking

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would prevent or materially interfere with Tenant's use of the Premises or in
Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

     17. Assignment and Subletting. Without Landlord's prior written consent, not to be unreasonably withheld or delayed Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall
 ----------------
reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. Notwithstanding the aforesaid, Tenant shall have the right to license a portion of the Premises to entities supplying services or goods to Tenant or Tenant's customers without the consent of Landlord, however, such Licensee shall agree in writing to abide by all terms and conditions of this Lease by executing an agreement reasonably satisfactory to Landlord.

     Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

     If this Lease be assigned or if the Premises by subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder, and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

     18. Indemnification. Except for loss or damage to property covered by the waivers in Section 9, and subject to Section 25 below, Landlord and Tenant each shall indemnify and hold the other harmless against all loss, liability, damage, cost, or expense (including attorneys' fees and court costs), or any claim therefor, (i) resulting or alleged to result from any breach, violation, or nonperformance of this Lease by the indemnifying party, or (ii) on account of any actual or alleged injury or damage to persons or property caused in any way by the act or omission of the indemnifying party or its Personnel in, or, otherwise related to the use or occupancy of, the Premises or any other part of the Property.

     19. Inspection and Access. Following notice to Tenant and at such reasonable time as Tenant can escort Landlord, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Following notice to Tenant and at such reasonable time as Tenant can escort Landlord, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

     20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payments obligations with respect to Excess Operating Expenses and all obligations concerning the condition and repair of the Premises.

     22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to One Hundred Fifty Percent (150%) the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

     23. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:
          ----------------

          (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due. Landlord shall be obligated to give Tenant written notice of non-payment of rent but not more than once every twelve (12) months.

          (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief");
                                                      ---------------------
(C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

          (iv) Tenant shall abandon its Premises whether or not Tenant is in monetary or other default under this Lease.

               (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

               (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 45 days after any such lien or encumbrance is filed against the Premises.

               (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 45 days after Landlord shall have given Tenant written notice of such default.

     24. Landlord's Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

     If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, but in no event shall the cost to Tenant exceed the cost to return the Premises to its condition at the commencement of this Lease and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

     If Landlord terminate Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alternations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the reasonable costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

     Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption, in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

     25. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, required a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     27. Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder, provided said mortgagee executes a non-disturbance agreement with Tenant. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be reasonably requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

     28. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien of encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over a manner satisfactory in Landlord within such thirty (30) day period.

     29. Estoppel Certificates. Tenant agrees, from time to time, within twenty (20) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within twenty (20) days after Landlord's written request thereof.

     30. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. The term "Environmental
                                                       -------------
Requirements" means all applicable present and future statutes, regulations,
- ------------
ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts therein, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means
                                                     -------------------
and
includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

     Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and consist (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises by Tenant or its Agents or Contractors or disturbed in breach of the requirements of this Paragraph 30, which are brought or recoverable against, or suffered or incurred by Landlord as a result of any released of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenants, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

     Landlord shall have access to, and a right to perform inspection and test of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and test shall be conducted at Landlord's expense, unless such inspection or tests reveal that Tenant has not complied with any Environment Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

     Landlord represents and warrants that it has no actual knowledge, without inquiry, of the presence of any Hazardous Materials in or on the Premises.

     31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

     32. Security Services. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing nay security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

     33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").
                                                   -------------

     34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements oral or written, have been made by Landlord or Tenants, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease, a clause or provision as similar in terms to such illegal invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord acknowledges that any commission or fee owed to The Linder Company and Trammel Crow Company shall be the sole obligation of Landlord pursuant to a separate commission agreements.

     37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

           (b) if and when included within the terms "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

          (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at CFII Industrial Trust, Inc., 3200 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75225. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

          (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

          (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant's sole cost and expense.

          (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

          (g) The normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

          (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

          (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          (j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

          (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

          (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

     38.  Landlord's Lien/Security Interest. Intentionally omitted.

     39. Early Termination Rights. Notwithstanding anything contained herein, provided Tenant is no in default at the time of Notice hereunder, or any time thereafter, Tenant shall have the right, at any time following the second year of the Lease Term to termination this Lease upon the giving to Landlord of a six
(6) month written notice prior to the date of termination and paid to Landlord, on the date of termination, a cancellation fee equal to the sum of the following: (i) six (6) months base rent, (ii) all unamortized Tenant leasehold improvements constructed by and paid for by Landlord without reimbursement by Tenant on behalf of Tenant and Landlord, and (iii) all unamortized leasing commissions paid by Landlord in connection with this Lease which commission shall not exceed six percent (6%) of the Base Rent payable under this Lease. Landlord shall provide Tenant with a letter setting forth the total commissions paid and the total costs of the Tenant Leasehold Improvements paid for by Landlord within one hundred eighty (180) days of the completion of the work as defined in Exhibit B. The foregoing amortization shall be calculated by utilizing a discount rate of eleven percent (11%) over the term of this Lease.

     40. Renewal Option. Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original term of this Lease for two (2) further terms of thirty-six (36) months each. Such extension of the original terms shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties of equivalent size, in equivalent areas (but in no event less than the rental rate specified in this Lease). Tenant shall deliver written notice to Landlord or Tenant's intent to exercise the renewal option granted herein not less than one hundred and eighty (180) days prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above, then Tenant's right to extend the term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fails to agree in writing upon the fair market rental within thirty (30) days after exercise by Tenant of this renewal option, the matter shall be submitted to binding arbitration according to the Rules of the American Arbitration Association to be conducted within thirty (30) days in Louisville, Kentucky. The Arbitrator shall have a professional designation as a CCIM. When determining fair market rental the parties acknowledge that the extent of Tenant's improvements, which are paid by Tenant, should be made known to the Arbitrator as part of his or her analysis in determining fair market.

     41. Right of First Refusal. If during the term of this Lease, the immediately Adjacent Premises contained 37,800 square feet as described or indicated in Exhibit C of the Lease and attached hereto (hereinafter referred to as the "Adjacent Premises"), shall become available for lease to third parties, and provided that a third party has accepted (subject to this right of first refusal) a bona fide offer ("The Offer") to lease said Adjacent Premises, and Tenant is not in default (after any applicable cure period) hereunder and has not assigned this Lease (except to an affiliate or wholly owned subsidiary) or sublet the Premises (or part hereof), Tenant shall have the right of first refusal to lease the Adjacent Premises on the same terms and conditions provided for in The Offer. If within seven (7) business days after Landlord delivers to Tenant the Offer, Landlord does not receive notice in writing that Tenant elects to lease the Adjacent Premises and within seven (7) business days thereafter Tenant does not execute an expansion agreement on the same terms and conditions as this Lease except for those terms which differ in The Offer, Tenant's right to lease the Adjacent Premises shall be deemed waived and Tenant shall have no further rights pursuant to this Paragraph 41. If Tenant's rights are waived or deemed waived then Landlord is free to lease the additional Premises.

     42. Satellite Dish. Tenant shall have the right to use a portion of the roof area of the Building, as directed by Landlord and agreed by Tenant, (as Legal Requirements permit) for the installation, operation, maintenance, security, repair and replacement of satellite dishes serving the Premises and related cable connections (the "Telecommunications Equipment"). The following terms and conditions will apply to Tenant's installation, operation and maintenance of the Telecommunications Equipment in accordance with the terms of this Section 42:

           (a) Once installed, Tenant shall be responsible for the maintenance of this Telecommunications Equipment and must promptly remove any debris and other loose materials Tenant or its representatives place on the roof. The installation method shall be approved by Landlord and the use of such equipment shall not interfere with other Tenant's communication equipment.

           (b) Upon the expiration of the Term or the earlier termination of this Agreement as to all of the Premises and upon fifteen (15) days prior written notice to Tenant, Tenant must remove the Telecommunications Equipment. If Tenant fails to promptly remove the Telecommunications Equipment, Landlord may remove it at Tenant's expense, and Landlord will have no duty or obligation to account to Tenant for any proceeds Landlord receives from the disposal of the Telecommunications Equipment.

           (c) If a loss of the Telecommunications Equipment occurs as a result of repairs or maintenance of the Building, condemnation or casualty, or a change in applicable Legal Requirements, Tenant will have no claim for rebate or abatement of Rent or for damages against Landlord by reason of that loss. Landlord agrees to use reasonable efforts to avoid any loss when undertaking repairs or maintenance to the Building.

           (d) Tenant must install and maintain waterproofing materials around any penetrations of the roof of the Building that are made during the installation, maintenance, repair, replacement and removal of the Telecommunications Equipment, and must provide waterproofing certification with respect to all such penetrations from Landlord's roofing contractors so that Landlord is assured that those penetrations do not void, limit or reduce any roof warranty in effect from time to time. Upon final removal of the Telecommunications Equipment, Tenant must repair and restore all roof penetrations and again provide that waterproofing certification.

           (e) If any repair or maintenance to the Building necessitates the relocation of any of the Telecommunications Equipment of any fencing or other improvements that Tenant installs in accordance with the terms of this Section 42, Tenant must bear the expense of the relocation.

     43. Contingency. This Lease is contingent upon preliminary approval by the Kentucky Economic Development and Finance Authority Board of the Kentucky Jobs Development Act financial benefits. The company expects to submit a Kentucky Job Development Act Application by the end of July 1999, with preliminary approval expected at the August 1999 Board meeting. This contingency must be exercised, if at all, no later than August 30, 1999.

     44. Reimbursement to Landlord. In the event such contingency in section 43 is exercised, Tenant shall pay, within ten (10) days of such exercise, all of the Landlord's reasonable costs associated with procurement of this Lease and construction of any improvements in the Premises, including, but not limited to, attorneys' fees, commissions (if any paid), construction costs, demolition costs, construction management fee and other such direct expenses.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                       TENANT:
                                       DRUG EMPORIUM INC.
                                       A Delaware Corporation

                                       By:    /s/ Michael P. Leach
                                              --------------------------
                                       Name:  Michael P. Leach
                                       Title: CFO


                                       LANDLORD:

                                       CROW FAMILY HOLDINGS
                                       INDUSTRIAL LIMITED PARTNERSHIP,
                                       a Delaware limited partnership

                                       By:    CFH Industrial Trust Inc., a
                                              Maryland corporation, its general
                                              partner

                                       By:    /s/ John E. Thomas
                                              --------------------------
                                       Name:  John E. Thomas
                                       Title: EVP

                             Rules and Regulations
                             ---------------------

          1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

          2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

          3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

          4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of load or improper noises.

          5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

          6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project

          7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

          8. Tenant shall maintain the Premises free from rodents, insects and other pests.

          9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

          10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effect of Tenant by the janitors or any other employee or person.

          11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

          12. Tenant shall not permit storage outside the Premises (except for loading and unloading in the normal course of business), including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

          13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

          14. No auction, public or private, will be permitted on the Premises except with the prior written consent of Landlord.

          15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

          16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

          17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

          18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

          19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                   EXHIBIT A

                         LOUISVILLE INDUSTRIAL CENTER
                             LOUISVILLE, KENTUCKY

                                  EXHIBIT "B"

                       LEASEHOLD IMPROVEMENTS AGREEMENT

                      (Landlord Constructed Improvements)

     THIS LEASEHOLD IMPROVEMENTS AGREEMENT ("Agreement") is made and entered into on this the 15 day of July, 1999 ("Effective Date"), by and between Crow Family Holdings Industrial Limited Partnership (hereinafter called "Landlord") and Drug Emporium, Inc. (hereinafter called "Tenant").

                             W I T N E S S E T H:

      1. The Lease.  Upon and subject to the terms and conditions herein
         ---------
contained, Landlord and Tenant are entering into a Commercial Lease Agreement of even date herewith (herein called the "Lease"), whereby Landlord shall lease to Tenant, and Tenant shall lease from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease, certain leased premises (as defined in the Lease) in the building (as defined in the Lease), which is part of the Project (as defined in the Lease).

     2.  Definitions. For purposes of this Leasehold Improvements Agreement the
         -----------
following terms shall have the following meanings:

          A. "First Phase Tenant Improvements" shall mean the work (inclusive of labor and materials) set forth on the Plans which are marked Exhibit "F-1," which include, without limitation:

              (i) Place all O/II doors, dock levelers, dock bumpers in good working condition.

              (ii) Place all existing office and warehouse lighting in good working order.

              (iii)  Install all exit and emergency lighting per building code.

              (iv)   Test and certify fire suppression system.

              (v) Paint warehouse demising walls and previously painted interior surfaces to provide "white box" condition.

              (vi) Place existing heating and cooling equipment in good working order.

              (vii) Place existing plumbing in good working order (Area 1 only).

              (viii) Clean and seal warehouse floor.

              (ix)   Treat the Premises for rodents, insects and other pests.

          Landlord agrees that the First Phase Tenant Improvements shall be substantially complete within fourteen (14) days of the Effective Date of this Lease.

          B. "Second Phase Tenant Improvements" shall mean the work (inclusive of labor and materials) set forth on the Plans which shall be marked as Exhibit ("F-2," which shall include, without limitation:

              (i)   Furnish and install exterior lighting fixtures (wallpacks).

              (ii)  Furnish and install exterior dock shelters.

              (iii) Construct offices and restrooms for warehouse offices.

          Tenant agrees to submit plans to Landlord within five (5) days of the Effective Date of the Lease regarding the Second Phase Tenant Improvements. Landlord agrees that the Second Phase Tenant Improvements shall be substantially complete within sixty (60) days from finalization of the Plans for the Second Phase Tenant Improvements.

          C. "Third Phase Tenant Improvements" shall mean the work (inclusive of labor and materials) set forth on the Specifications which shall be marked as Exhibit "F-3," which shall include, without limitation:

              (i)   Demo existing offices and restrooms (Areas 1 & 2).

              (ii)  Patch warehouse floors as necessary.

              (iii) Construct new offices, restrooms, pharmacy, etc. pursuant to mutually agreed upon plans and specifications.

     Tenant agrees to submit plans to Landlord within twenty (20) days of the Effective Date of the Lease regarding the Third Phase Tenant Improvements. Landlord agrees to diligently complete the Third Phase Tenant Improvements in accordance with the Construction Schedule agreed upon by Landlord and Tenant in connection with approval of the Plans for the Third Phase Tenant Improvements.

     3.   The Work.
          --------

          (a) Subject to the terms and provisions hereof, Landlord shall install, furnish and perform with reasonable diligence the facilities, materials and work in and for the leased premises described in the Plans for the First Phase Tenant Improvements, Second Phase Tenant Improvements and Third Phase Tenant Improvements which have or will be approved by Landlord (collectively, the "Work").

          (b) Tenant shall be responsible for the preparation of a layout and preliminary Space Plan of the Lease Premises (the Space Plan"). Tenant shall deliver to Landlord a proposed

Space Plan for the Lease Premises in accordance with the dates set forth in
Section 2.B and 2.C above. Following receipt of the Space Plan, Landlord's architect, designer or consulting engineer will prepare all architectural, mechanical and electrical working drawings, together with specifications necessary to complete all of the Work required by Tenant. When such working drawings and specifications (collectively, the "Specifications") have been completed, Landlord shall delivery same to Tenant. Unless Tenant reasonably objects to the Specifications within five (5) business days after delivery thereof by Landlord, Tenant shall be deemed to have approved the Specifications. If Tenant does timely and reasonably object, and the changes so reasonably requested by Tenant are satisfactory to Landlord, Landlord shall revise the Specifications and deliver revised Specifications to Tenant within five (5) days thereafter, and so on, until the Specifications are ultimately approved (or deemed approved). The construction of the improvements forming a constituent part of the Work by Tenant will substantially conform to the Specifications approved by Tenant. The construction budget for The Work shall be approved by Tenant prior to Landlord entering into Construction Contracts for the construction of the Phase II and Phase III Improvements. In the event the contingency set forth in Paragraph 43 of the Lease is not satisfied or waived at the time of entering into the Phase II or Phase III Construction Contracts, Tenant shall either waiver such contingency at such time or deposit with Landlord an amount equal to the cost of construction for the Phase II or Phase III Tenant Improvements.

          (c) Notwithstanding the foregoing, Landlord shall not be obligated to pay or incur costs or expenses in connection with the Work in excess of $50,000.00 (the "Allowance"). Tenant shall pay and/or reimburse Landlord upon demand, as additional rent, for all costs and expenses paid, payable or incurred by Landlord in connection with the Work in excess of the Allowance.

     4.   Permits.  Landlord shall take whatever action is reasonably necessary
          -------
to obtain and maintain all authorizations, approvals and permits required by any governmental entity for the Work described herein. Tenant shall cooperate with Landlord in obtaining and maintaining such authorizations, approvals or permits.

     5.   Commencement Date.
          -----------------

          (a) Notwithstanding anything contained in the Lease to the contrary, the term of the Lease and Tenant's obligation to pay the base rent and additional rent (as such terms are used in the Lease) with respect to the leased premises shall commence on the date ("Commencement Date") which is thirty (30) days from the date of substantial completion of the First Phase Tenant Improvements as evidenced b notice from Landlord's architect or the date substantial completion would have occurred by for Delays (hereinafter defined) as accurately set forth in a written notice thereof from Landlord to Tenant.

          (b) The Work and each Phase thereof shall be deemed substantially completed for the purposes of this paragraph 5, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the leased premises as contemplated for each Phase. This Agreement and the Lease shall not be void or voidable, nor shall Landlord for any loss or damage resulting from any delay in delivering the leased premises to Tenant.

     6.   Delays.
          ------

          (a) If a delay shall occur in the substantial completion of the Work as the result of:

              (i) any request by Tenant that Landlord delay the completion of any of the Work;

              (ii) any request for a change by Tenant in any of the Specifications which have been approved;

              (iii) any breach or default by Tenant in the performance of Tenant's obligations under this Agreement or under the Lease;

              (iv) any reasonably necessary displacement of any of the Work from its place in Landlord's construction schedule resulting from any of the causes for delay described above and the fitting of such Work back into such schedule; and/or

              (v) an event of force majeure, provided Landlord has given Tenant notice of such event; within seven (7) days of its occurrence;

     then any such delay shall, at Landlord's option, cause the Work to be deemed to have been substantially completed and a Certificate of Occupancy to be deemed to have been obtained one day earlier for each day of such delay.

          (b) The delays referred to in Paragraph 6(a) are herein referred to collectively individually as "Delays."

          (c) The provisions of this Paragraph 6 shall not affect any right or remedy of Landlord under the Lease.

          (d) If the cost to Landlord of the Work is increased in any way by a Delay of the type described in Paragraph 6(a), Tenant shall pay to Landlord upon demand the additional cost of the Work so incurred.

     7.   Access before Commencement Date.
          -------------------------------

          (a) Tenant shall have access to the leased premises and the Building prior to the Commencement Date only for the purposes of inspecting the Work and to commence construction of certain improvements it is making to the Premises.

          (b) In connection with such access, Tenant agrees:

              (i) to cease promptly upon request of Landlord any activity which shall materially interfere with or delay the completion of the Work or the Commencement Date; and

              (ii) to comply and cause its agents to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time. Such procedures and regulations include, but are not limited to, the following:

                    (A) The storage of materials, tools, and related equipment shall be within the leased premises only.

                    (B) All workmen shall generally conduct themselves so as not to disturb the quiet enjoyment of the tenants of the project and in this connection, load or boisterous language and radios will not be permitted.

                    (C) All construction involving work outside the leased premises in question, or affecting the project systems, shall be reviewed by and coordinated with Landlord prior to commence of construction.

          (c) Each party ("Indemnifying Party") does hereby agree to release and hold harmless the other ("Indemnified Party") from liability and injuries or damages including all losses, claims, liens, payments, suits, actions, recoveries and judgments including attorneys' fees and expenses sustained by the Indemnified Party, its agents and employees arising from any condition or activity on the leased premises or the project as a result of any negligent act or omission committed by the Indemnifying Party, its agents, or employees arising solely out of the construction activities within the project.

     8.   Defective Work.
          --------------

          (a) Within five (5) days after notice from Landlord that any of the Work has been fully completed, Tenant shall give Landlord a notice specifying any portion of such Work which remains to be completed or which, if completed is defective or otherwise not substantially in accordance with the Specifications. Landlord shall complete or cause the substantial completion of the incomplete Work or remedy or cause the remedy of the defective work set forth in any such notice with reasonable diligence.

          (b) If Tenant shall fail to give such notice within such five (5) day period, then it shall be deemed that the Work has been fully completed in accordance with the Specifications. If Tenant shall give one or more such notices within such five (5) day period, then it shall be deemed, except for the items set forth in Tenant's notice, that all of the Work has been completed in accordance with the Specifications.

     9.   Notices.  Any notice, statement, demand, consent, approval or other
          -------
communication required or desired to be given, rendered or made by either party to the other hereunder shall be in writing and be deemed to have been duly given if the manner of delivery complies with the provisions of the Lease.

     10.  Waiver of Certain Remedies.
          --------------------------

          (a) No sum payable to Tenant as the result of any breach or default by Landlord under this Agreement shall be deducted from or offset against any base rental or additional rent payable under the Lease unless Landlord, in its sole and absolute discretion, consents thereto, and no such breach or default by Landlord under this Agreement shall:

              (i) be the subject of a defense or counterclaim in any action or proceeding brought by Landlord to enforce its rights under the Lease; or

              (ii) excuse Tenant from the performance of any of its obligations under the Lease or relieve Tenant of any of its liabilities thereunder.

          (b) Nothing contained in this Agreement shall render any party liable to another party for consequential damages arising out of any breach or default under this Agreement, including, without limitation, loss of use or income from the project or the leased premises or any equipment or facilities therein, whether by a party or any person claiming through or under a party.

                                   EXHIBIT C

                               ADJACENT PREMISES

                                   EXHIBIT D


     Off Site/Park Improvements: Landlord herein states and warrants the following:

     (a) That Tenant, shall have pedestrian, automotive, and truck access to public highways in accordance with the present traffic alignment of the total park.

     (b) That pursuant to said off site layout, the existing stop light is currently operational and Landlord has received no notice from any public or quasi-public authority that said stop light will be removed.

                                   EXHIBIT E

                           NON-RESERVED PARKING AREA


                                      -9-